UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 11, 2005

Compex Technologies, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Minnesota	0-9407	41-0985318
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1811 Old Highway 8, New Brighton, Minnesota		55112
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(651) 631-0590

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

Agreement and Plan of Merger

On November 11, 2005, Compex Technologies, Inc. ("Compex") entered into an Agreement and Plan of Merger (the "Merger Agreement"), with Encore Medical Corporation ("Encore"), and Encore-Snow Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Encore ("Merger Sub"). Pursuant to the Merger Agreement, Merger Sub will merge with and into Compex with Compex surviving as a wholly owned subsidiary of Encore (the "Merger"). At the effective time of the Merger, each outstanding share of Compex common stock will be exchanged for 1.40056 shares of Encore common stock (the "Exchange Ratio"), and each option to purchase shares of Compex common stock will be assumed by Encore and will be exercisable for a number of shares of Encore common stock (and at an exercise price) adjusted to reflect the Exchange Ratio. The Exchange Ratio is subject to adjustment based on the average last sale price per share of Encore’s common stock (as quoted by the Nasdaq National Market) during the 30 calendar days ending one trading day before the date of Compex’s shareholders’ meeting to approve the Merger (the "Average Price"). If the Average Price multiplied by the Exchange Ratio is less than $6.50 (in effect, if the Average Price is less than $4.64), the Exchange Ratio shall be adjusted so that the Exchange Ratio multiplied by the Average Price of Encore’s common stock is equal to $6.50. Nevertheless, if the Average Price is less than $4.35 (the "Minimum Price"), the exchange ratio will be effectively fixed at approximately 1.49425 shares of Encore common stock for each share of Compex common stock. If the Average Price is less than the Minimum Price, however, Compex has the right to terminate the transaction. If the Exchange Ratio multiplied by the Average Price of Encore’s common stock is more than $8.50 (in effect, if the Average Price is more than $6.07), the Exchange Ratio shall be adjusted so that the Exchange Ratio multiplied by the Average Price is equal to $8.50. Under the terms of the Merger Agreement, Encore will also assume or pay off approximately $15 million of Compex debt.

The Merger is subject to the several conditions, including approval of the transaction by the stockholders of Encore and Compex, effectiveness of the Form S-4 registration statement to be filed with the Securities and Exchange Commission, expiration or termination of applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, and other customary closing conditions. The Merger is intended to qualify as a tax-free reorganization under Section 368(a) of the Internal Revenue Code of 1986, as amended, and has been unanimously approved by the boards of directors of both companies. The companies expect to close the Merger in the later part of the first calendar quarter of 2006.

The Merger Agreement contains representations, warranties and covenants of both Compex and Encore. The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed by the contracting parties, including being qualified by disclosures exchanged between the parties in connection with the execution of the Merger Agreement. The representations and warranties may have been made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of Encore or Compex or any of their respective subsidiaries.

The foregoing description of the Merger and the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Merger Agreement and the Encore press release dated November 14, 2005, attached hereto as Exhibits 2.1 and 99.1, respectively, and incorporated herein by reference.

Amendment to Rights Agreement

Immediately prior to executing the Merger Agreement, Compex amended its Rights Agreement dated as of February 17, 2003 with Registrar and Transfer Company. The amendment excludes Encore and its affiliates from the definition of Acquiring Person in the Rights Agreement, thereby excluding the Merger from the effect of the Rights Agreement. The amendment expires if the Merger is not completed by April 30, 2006.

Information about the Merger

Encore and Compex intend to file with the Securities and Exchange Commission ("SEC") a joint proxy statement/prospectus with respect to the acquisition and other relevant materials. Stockholders of Encore and Compex are urged to read the joint proxy statement/prospectus and the other relevant materials when they become available because they will contain important information about Encore, Compex and the Merger. The joint proxy statement/prospectus and other relevant materials (when they become available), and any other documents filed by Encore or Compex with the SEC, may be obtained free of charge at the SEC’s web site at www.sec.gov.

In addition, stockholders may obtain free copies of the documents (when they are available) filed with the SEC by Encore by directing a request to: Encore Medical Corporation, 9800 Metric Boulevard, Austin, TX 78758, Attn: General Counsel. Shareholders may obtain free copies of the documents filed with the SEC by Compex by contacting Compex Technologies, Inc. Investor Relations at 1811 Old Highway 8, New Brighton, MN 55112.

Encore, Compex and their respective officers and directors may be deemed to be participants in the solicitation of proxies from the stockholders of Encore and Compex in favor of the acquisition. Information about the executive officers of Encore and their ownership of Encore common stock is set forth in the proxy statement for Encore’s 2005 Annual Meeting of Stockholders, which was filed with the SEC on April 14, 2005. Information about the executive officers and directors of Compex and their ownership of Compex common stock is set forth in the amended Form 10-K, which was filed with the SEC on October 31, 2005. Stockholders may obtain more detailed information regarding the direct and indirect interests of Encore, Compex and their respective officers and directors in the acquisition by reading the joint proxy statement/prospectus when it becomes available.

Item 7.01 Regulation FD Disclosure.

On November 14, 2005, Compex issued a press release, a copy of which is furnished as an exhibit to this Form 8-K, announcing the execution of the Merger Agreement.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

2.1 Agreement and Plan of Merger by and between Compex Technologies, Inc, Encore Medical Corporation, and Encore—Snow Acquisition Corp. dated November 11, 2005

4.1 First Amendment to Rights Agreement between Compex Technologies, Inc. and Registrar and Transfer Company

99.1 Press Release dated November 14, 2005

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Compex Technologies, Inc.

November 15, 2005	By:	Dan Gladney

Name: Dan Gladney
Title: Chief Executive Officer

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Exhibit Index

Exhibit No.	Description

2.1	Agreement and Plan of Merger by and Between Compex Technologies, Inc, Encore Medical Corporation, and Encore - Snow Acquisition Corp. dated November 11, 2005
4.1	First Amendment to Rights Agreement between Compex Technologies, Inc. and Registrar and Transfer Company
99.1	Press Release dated November 14, 2005